PFT (Putnam Funds Trust) Putnam Global Financials Fund Period ending 2/28/17

1.SubManagement Contract between Putnam Investment
 Management,
LLC and Putnam Investments Limited dated February 27, 2014 schedule A amended as of October 27, 2016 Incorporated by reference to PostEffective Amendment No. 247 to the Registrants Registration Statement filed on November 25, 2016.
2.Management Contract with Putnam Investment Management, LLC dated February 27, 2014 for Putnam Dynamic Asset Allocation Equity Fund, Putnam Dynamic Risk Allocation Fund, Putnam Emerging Markets Income Fund, Putnam Floating Rate Income Fund, Putnam Global Consumer Fund, Putnam Global Energy Fund, Putnam Global Financials Fund, Putnam Global Industrials Fund, Putnam Global Sector Fund, Putnam Global Technology Fund, Putnam Global Telecommunications Fund, Putnam IntermediateTerm Municipal Income Fund, Putnam Low Volatility Equity Fund, Putnam MultiCap Core Fund, Putnam Retirement Income Fund Lifestyle 2, Putnam Retirement Income Fund Lifestyle 3, Putnam Short Duration Income Fund (effective March 7, 2014), Putnam Short Term Investment Fund and Putnam ShortTerm Municipal Income Fund Schedule A and Schedule B amended as of October 26, 2016 Incorporated by reference to PostEffective Amendment No. 245 to the Registrants Registration Statement filed on October 27, 2016.